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                                                                   EXHIBIT 10.27

            SUPPLEMENTARY SAVINGS AND INCENTIVE AWARD DEFERRAL PLAN
                           FOR ELIGIBLE EXECUTIVES OF
                    CSX CORPORATION AND AFFILIATED COMPANIES

                     As Amended and Restated January 1, 1995
                     (As Amended through September 8, 1999)

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                                   TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS..........................................................     1
        1.1      Account .......................................................     1
        1.2      Administrator..................................................     1
        1.3      Affiliated Company.............................................     1
        1.4      Award .........................................................     1
        1.5      Award Deferral Agreement.......................................     1
        1.6      Benefits Trust Committee......................................      2
        1.7      Board of Directors............................................      2
        1.8      Change of Control.............................................      2
        1.9      Code..........................................................      3
        1.10     Committee......................................................     3
        1.11     Compensation..................................................      3
        1.12     Corporation....................................................     3
        1.13     Deferral Agreement.............................................     3
        1.14      Distribution Option(s)........................................     4
        1.15     Divisive Transaction...........................................     4
        1.16     Effective Date.................................................     4
        1.17     Eligible Executive.............................................     4
        1.18     Independent Accountant.........................................     4
        1.19     Matching Credits...............................................     4
        1.20     Member ........................................................     4
        1.21     MICP ..........................................................     4
        1.22     Participating Company..........................................     4
        1.23     Plan ..........................................................     5
        1.24     Salary Deferrals...............................................     5
        1.25     Salary Deferral Agreement......................................     5
        1.26     Salary Deferral Percentage.....................................     5
        1.27     SMICP .........................................................     5
        1.28     Subsidiary.....................................................     5
        1.29     Tax Savings Thrift Plan........................................     5
        1.30     Trust .........................................................     5
        1.31     Valuation Date.................................................     5

ARTICLE 2. MEMBERSHIP AND DEFERRAL AGREEMENTS...................................     5
        2.1      In General.....................................................     5
        2.2      Modification of Initial Deferral Agreement.....................     6
        2.3      Termination of Membership; Re-employment.......................     6
        2.4      Change in Status...............................................     7
        2.5      Membership Following a Change in Control.......................     7

ARTICLE 3. AWARD DEFERRAL PROGRAM...............................................     7
        3.1......Filing Requirements............................................     7
        3.2      Amount of Deferral.............................................     8
        3.3      Crediting to Account...........................................     8
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ARTICLE 4. SALARY DEFERRAL PROGRAM..............................................     9
        4.1      Filing Requirements............................................     9
        4.2      Salary Deferral Agreement......................................     9
        4.3      Amount of Salary Deferrals.....................................     9
        4.4      Changing Salary Deferrals......................................     10
        4.5      Certain Additional Credits.....................................     10

ARTICLE 5. MAINTENANCE OF ACCOUNTS..............................................     11
        5.1      Adjustment of Account..........................................     11
        52       Investment Performance Elections...............................     12
        5.3      Changing Investment Elections..................................     12
        5.4      Vesting of Account.............................................     12
        5.5      Individual Accounts............................................     13
        5.6      Action Following a Change of Control...........................     13

ARTICLE 6. PAYMENT OF BENEFITS..................................................     13
        6.1      Commencement of Payment........................................     13
        6.2      Method of Payment..............................................     15
        6.3      Applicability..................................................     16
        6.4      Hardship Withdrawal............................................     16
        6.5      Designation of Beneficiary.....................................     16
        6.6      Special Distribution Rules.....................................     17
        6.7      Status of Account Pending Distribution.........................     17
        6.8      Installments and Withdrawals Pro-Rata..........................     17
        6.9      Change of Control..............................................     18

ARTICLE 7. AMENDMENT OR TERMINATION.............................................     19
        7.1      Right to Terminate.............................................     19
        7.2      Right to Amend.................................................     19
        7.3      Uniform Action.................................................     20

ARTICLE 8. GENERAL PROVISIONS...................................................     20
        8.1      No Funding.....................................................     20
        8.2      Obligation.....................................................     20
        8.3      No Contract of Employment......................................     20
        8.4      Withholding Taxes..............................................     20
        8.5      Nonalienation..................................................     20
        8.6      Administration.................................................     20
        8.7      Construction...................................................     21

ARTICLE 9. POST-SECONDARY EDUCATION SUB-ACCOUNTS................................     21
        9.1......Post-Secondary Education Sub-accounts..........................     21
        9.2      Distribution of Post-Secondary Education Sub-accounts..........     22
        9.3      Construction...................................................     23
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                                  INTRODUCTION

         This Supplementary Savings and Incentive Award Deferral Plan for Eligible Executives of CSX Corporation and Affiliated Companies (the "Plan") was adopted October 1, 1987 and has been subsequently amended from time to time. This restatement of the Plan is effective January 1, 1995. This Plan is generally intended to provide certain executives eligible to participate in the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (the "Savings Plan") with an opportunity to defer a portion of their salary, and/or award(s) under the Management Incentive Compensation Program ("MICP") and/or the Senior Management Incentive Compensation Program ("SMICP") until their retirement or other termination of employment and to restore employer matching contributions lost under the Savings Plan because of the application of Sections 401(aX17), 401(k), 401(m) and 415 of the Internal Revenue Code of 1986, as amended. Commencing with respect to MICP awards paid and salary earned after 1990, eligible executives may, if they so elect, designate all or a portion of such deferrals to be used for payment of education expenses for one or more members of their families. The Plan is unfunded and is maintained by CSX Corporation and Affiliated Companies primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees. The Plan as restated effective January 1, 1995 (and amended through December 31, 1997) reads as hereinafter set forth.

                             ARTICLE I. DEFINITIONS

         1.1 ACCOUNT MEANS the bookkeeping account maintained for each Member to record his Salary Deferrals, Matching Credits and the amount of Awards he has elected to defer, as adjusted pursuant to Article 5. The Account shall consist of the "Education Sub-accounts", if any, established pursuant to Article 9 and all amounts not in those accounts shall be allocated to one or more "Retirement Sub- accounts". The Administrator may establish a maximum number of "Retirement Sub-accounts" which a Member may have at any time. In addition to any Retirement Sub-accounts established by the Administrator, an additional Retirement Sub-account known as the Cash Plan Retirement Sub-account shall be established for deferrals of payments from the CSX Market Value Cash Plan. The Administrator also may establish such other sub-accounts within a Member's Account as it deems necessary to implement the provisions of the Plan.

         1.2 ADMINISTRATOR means the Corporation. The duties of the Administrator shall be performed by a person or persons designated by the Chief Executive Officer of the Corporation to perform such duties.

         13       AFFILIATED Company means the Corporation and any company or corporation directly or indirectly controlled by the Corporation.

         1.4 AWARD means for any year (i) the amount awarded to an employee of an Affiliated Company for that year (including any special incentive award) and, in the absence of an Award Deferral Agreement with respect to such amount, payable in the succeeding year under the MICP and/or SMICP or other incentive award otherwise payable in cash as determined by the Committee; and (ii) the amount paid from the CSX Market Value Cash Plan with respect to such year and, in the absence of an Award Deferral Agreement with respect to such amount and with respect to such year, payable in cash under the CSX Market Value Cash Plan.

         1.5 AWARD DEFERRAL AGREEMENT means a Deferral Agreement filed in accordance with the award deferral program described in Article 3.

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         1.6      BENEFITS TRUST Committee means the committee created pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement.

         1.7 BOARD OF DIRECTORS or "Board" means the Board of Directors of the Corporation.

         1.8      CHANGE OF CONTROL means any of the following:

                  (a) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(dX3) or 14(dX2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
         (ii) and (iii) of subsection (c) of this Section 1.8; or

                  (b) Board Composition. Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (c) Business Combination. Approval by the shareholders of the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business
         Combination:

                           (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or its principal subsidiary or all or substantially all of the assets of the Corporation or its principal subsidiary either directly or

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                                    through one or more subsidiaries) in
                                    substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be;

                           (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                           (iii) at least a majority of the members of the board of directors resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                  (d) Regulated Business Combination. Approval by the shareholders of the Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.8; or

                  (e) Liquidation or Dissolution. Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.

         1.9 CODE means the Internal Revenue Code of 1986, as amended from time to time.

         1.10 COMMITTEE means the Compensation Committee of the Board of Directors of CSX Corporation.

         1.11 COMPENSATION means the "Base Compensation" of an Eligible Executive as defined in the Tax Savings Thrift Plan, determined prior to: (a) any Salary Deferrals under Article 4; and (b) any limit on compensation imposed by Section 401(a)(17) of the Code.

         1.12 CORPORATION means CSX Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise. 1.13 Deferral Agreement means either an Award Deferral Agreement or a Salary Deferral Agreement, or both if the context so requires. A Deferral Agreement shall be a completed agreement between an Eligible Executive and a Participating Company of which he is an employee under which the Eligible Executive agrees to defer an Award or make Salary Deferrals under the Plan, as the case may be. The Deferral Agreement shall be on a form prescribed by the Administrator and shall include any amendments, attachments or appendices.

         1.14 DISTRIBUTION OPTION(S) means, with respect to each sub-account under the Plan, the election by the Member of (i) the event triggering the commencement of distribution, and (ii) the form of 1.11

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payment. Distribution Option elections are made on the initial Deferral
Agreement with respect to any sub-account.

         1.15 DIVISIVE TRANSACTION means a transaction in which the Eligible Executive's employer ceases to be a Subsidiary or there is a sale of substantially all of the assets of the Subsidiary.

         1.16 EFFECTIVE DATE means October 1, 1987 or with respect to the Eligible Executives of a company which adopts the Plan, it means the date such company becomes a Participating Company.

         1.17 ELIGIBLE EXECUTIVE means an employee of a Participating Company, provided that:

                  (a) For purposes of the award deferral program described in Article 3:

                           (i) prior to January 1, 1995, such employee is employed by a Participating Company in salary grades 21 through 40 inclusive, as of December 30 of the calendar year in question; or

                           (ii) on and after January 1, 1995 and before January 1, 1999, such employee: (A) is employed by a Participating Company and is receiving Compensation of one hundred thousand dollars ($100,000) or more per year; or (B) retired from the Participating Companies or terminated employment with the Participating Companies on account of disability as determined by the Administrator, and was receiving compensation of one hundred thousand dollars ($100,000) or more per year at the time of such retirement or termination; or

                           (iii)    on and after January 1, 1999, such employee:
                                    (A) is employed by a Participating Company and is receiving compensation of one hundred twenty five thousand dollars ($125,000) or more per year; or (B) retired from the Participating Companies or terminated employment with the Participating Companies on account of disability as determined by the Administrator, and was receiving Compensation of one hundred twenty five thousand dollars ($125,000) or more per year at the time of such retirement or termination. An employee who, in 1998, was eligible to participate because his Compensation satisfied the requirements of subsection (ii), and is excluded from participation only because of the increase in the Compensation requirement in this subsection (iii), shall continue to be eligible to participate.

         (b)      For purposes of the salary deferral program described in
                  Article 4, such employee is eligible for membership in the Tax Savings Thrift Plan, and;

                           (i) Prior to January 1, 1995, such employee is employed in salary grades 21 through 40 inclusive; or

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                           (ii)     Compensation of one hundred thousand dollars
                                    ($100,000) or more per year; or

                           (iii) on and after January 1, 1999, is receiving Compensation of one hundred twenty five thousand dollars ($125,000) or more per year. An employee who, in 1998, was eligible to participate because his Compensation satisfied the requirements of subsection
                                    (ii), but is excluded from participation only because of the increase in the Compensation requirement in this subsection
                                    (iii), shall continue to be eligible to
                                    participate.

                  (c) After January 1, 1999, the compensation amount set forth in subsections (a)(iii) and (b)(iii) may, in the discretion of the Chief Executive Officer, be adjusted no more frequently than annually, based on a review of data regarding eligibility to participate in this type of program.

                  (d) The Chief Executive Officer of the Corporation or his designee may designate any other employee or former employee of an Affiliated Company as an Eligible Executive; provided, however, only those employees or former employees considered to be a select group of management or highly compensated may be designated as Eligible Executives under this Plan. Notwithstanding the preceding, following a Change of Control, such designations are subject to the approval of the Benefits Trust Committee.

         1.18 INDEPENDENT ACCOUNTANT means the independent accountants engaged by the Corporation and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee. 1.19 Matching Credits means amounts credited to the Account of a Member pursuant to Section 4.5.

         1.20 MEMBER means, except as otherwise provided in Article 2, each Eligible Executive who has executed an initial Deferral Agreement as described in Section 2.1.

         1.21 MICP means the Participating Companies' Management Incentive Compensation Program.

         1.22 PARTICIPATING COMPANY means the Corporation and any company or corporation directly or indirectly controlled by the Corporation, which the Committee designates as eligible to participate in the Plan in accordance with
Section 8.6(e).

         1.23 PLAN means this Supplementary Savings and Incentive Award Deferral Plan for Eligible Executives of CSX Corporation and Affiliated Companies, as amended from time to time.

         1.24 SALARY DEFERRALS means the amounts credited to a Member's Account under Section 4.3.

         1.25 SALARY DEFERRAL AGREEMENT means a Deferral Agreement filed in accordance with the salary deferral program described in Article 4.

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         1.26     SALARY DEFERRAL PERCENTAGE means a percentage of an Eligible
Executive's Base Compensation elected in a Salary Deferral Agreement, pursuant to Section 4.1 hereof, and shall be an integral percentage not in excess of fifty (50%) percent.

         1.27 SMICP means the Participating Companies' Senior Management Incentive Compensation Program.

         128      SUBSIDIARY means a corporation more than 50% of the voting shares of which are owned directly or indirectly by the Corporation.

         1.29 TAX SAVINGS THRIFT PLAN means the Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies, as amended from time to time. 1.30 Trust means the CSX Corporation and Affiliated Companies Benefits Assurance Trust. 1.31 Valuation Date means the last business day of each calendar month following the Effective Date.

                 ARTICLE 2. MEMBERSHIP AND DEFERRAL AGREEMENTS

         2.1      IN GENERAL:

                  (a) An Eligible Executive shall become a Member as of the date he files his initial Deferral Agreement with the Administrator. However, such Deferral Agreement shall be effective for purposes of deferring an Award or making Salary Deferrals only as provided in Articles 3 and 4.

                  (b) A Deferral Agreement shall be in writing and properly completed upon a form approved by the Administrator, which shall be the sole judge of the proper completion thereof. Except as provided in
         Section 4.1(d), such Agreement shall provide for the deferral of an Award or for Salary Deferrals, shall specify the Distribution Options, and may include such other provisions as the Administrator deems appropriate. A Deferral Agreement shall not be revoked or modified with respect to the allocation of prior deferrals except pursuant to the establishment of an Education Sub-account as provided in Article 9. Distribution Options elected may not be modified or revoked except as provided in Section 6.1 or 6.2.

                  (c) As a condition of membership, the Administrator may require such other information as it deems appropriate.

         2.2      MODIFICATION OF INITIAL DEFERRAL AGREEMENT:

                  (a) A Member may elect to change, modify or revoke a Deferral Agreement as follows:

                           (i) A Member may change the amount of Award he elects to defer on an Award Deferral Agreement prior to the Agreement's effective date as provided in Article 3.

                           (ii) A Member may change the rate of his Salary Deferrals, or suspend his Salary Deferrals on account of severe financial hardship, as provided in Article 4.

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                           (iii)    A Member may change the event entitling him
                                    to distribution, as designated on his
                                    election of Distribution Options, as
                                    provided in Section 6.1(c)(i).

                           (iv) A Member may change the event entitling him to distribution as designated on his election of Distribution Options, subject to the five percent (5%) penalty described in
                                    Section 6. l(c)(ii).

                           (v) A Member may change the form of payment, as designated on his election of Distribution Options, as provided in Section 6.2(c)(i).

                           (vi) A Member may change the form of payment as designated on his election of Distribution Options, subject to the five percent (5%) penalty described in Section 6.2(c)(ii).

                  (b) Notwithstanding any provision in Section 2.2(a) to the contrary, the establishment of an Education Sub-account with respect to future Salary Deferrals and Awards as provided in Article 9 shall not be deemed a change for the purposes of Section 2.2(a).

         2.3      TERMINATION OF MEMBERSHIP; RE-EMPLOYMENT:

                  (a) Membership shall cease, subject to Section 2.4, upon a Member's termination of employment; provided that if a former Eligible Executive is receiving severance payments under a Participating Company's severance pay program or is eligible to defer an Award under Article 3, he shall not be deemed to have terminated employment until the later of the date the severance payments cease or the date the Award would have been paid. Membership shall be continued during a leave of absence approved by the Participating Companies.

                  (b) Upon re-employment as an Eligible Executive, a former Member may become a Member again as follows:

                           (i) in the case of a former Member who prior to re-employment received the balance in his Account, by executing a Deferral Agreement under Section 2.1 as though for all purposes of the Plan the Affiliated Companies had never employed the former Member,

                           (ii) in the case of a former Member who prior to re-employment did not receive the balance in his Account, by executing a Deferral Agreement under Section 2.1; provided his Distribution Options and beneficiary designation shall remain in effect.

                  (c) If a former Member is reemployed as an Eligible Executive and becomes a Member again pursuant to (b)(ii): (i) upon notice to the Administrator by the Participant, distributions from a Retirement Sub-account shall cease if the commencement of distribution was because of the Member's termination of employment (including retirement); (ii) distributions from a Retirement Sub-account shall continue if the commencement of distribution was because the Member chose a specific age for the commencement of benefits and that age has been attained. Except for distributions which must continue pursuant to
         (c)(ii), a reemployed Member may change Distribution Option elections with respect to his Retirement Sub-accounts without penalty so long as such change does not accelerate the timing of any payment to the Member.

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         2.4      CHANGE IN STATUS:

                  (a) In the event that a Member ceases to be an Eligible Executive with respect to Salary Deferrals but continues to be employed by an Affiliated Company, his Salary Deferrals and Matching Credits shall thereupon be suspended until such time as he shall once again become an Eligible Executive. All other provisions of his Salary Deferral Agreement shall remain in force and he shall continue to be a Member of the Plan.

                  (b) In the event that a Member ceases to be an Eligible Executive with respect to the deferral of Awards hereunder but continues to be employed by an Affiliated Company, he shall continue to be a Member of the Plan but shall not be eligible to defer any portion of any future Awards until such time as he shall once again become an Eligible Executive.

         2.5 MEMBERSHIP FOLLOWING A CHANGE OF CONTROL: Following a Change of Control, any membership determinations or discretionary actions pursuant to this Article 2 shall be subject to the approval of the Benefits Trust Committee.

                       ARTICLE 3. AWARD DEFERRAL PROGRAM

         3.1      FILING REQUIREMENTS:

                  (a) With respect to an Award identified in Section 1.4(i), at such time as the Administrator may prescribe prior to the close of business on December 30 in any calendar year, an Eligible Executive may elect to defer all or a portion of his Award, if any, for that year. Such Award is determined and paid in the following calendar year. Such election shall be made by filing an Award Deferral Agreement with the Administrator on or before the close of business on December 30 of the calendar year for which the Award is made. In the event that December 30 does not fall on a weekday, such filing must be made by the close of business on the last prior business day.

                  (b) With respect to an Award identified in Section 1.4(i), notwithstanding Section 3.1(a), an individual who becomes an Eligible Executive after the calendar year for which an Award is made, but prior to the first day of the month in which such Award is determined including required action by the Board, may elect to defer all or a portion of that Award in accordance with this Section 3.1(b). Such election shall be made by filing an Award Deferral Agreement during the 30 day or shorter period beginning on the date the individual becomes an Eligible Executive and ending no later than the last day of the month preceding the month in which the Award is determined.

                  (c) With respect to an Award identified in Section 1.4(i), an Eligible Executive's election to defer all or a portion of his Award shall be effective on the last day that such deferral may be elected under Section 3.1(a) or 3. l(b) and shall be effective only for the Award in question. An Eligible Executive may revoke or change his election to defer all or a portion of his Award at any time prior to the date the election becomes effective, as described in the preceding sentence. Any such revocation or change shall be made in a form and manner determined by the Administrator.

                  (d) With respect to an Award identified in Section 1.4(ii), at such time and in accordance with such rules as the Administrator may prescribe prior to the close of business on

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         December 30 in any calendar year, an Eligible Executive may elect to defer all or a portion of any such Award. Awards identified in Section 1.4(ii) may not be deferred into Education Sub-accounts.

                  (e) An Eligible Executive shall not be entitled to defer an Award on or after attaining the age, if any, which he has designated under Section 6.1(c) or 6.1(d) for the purpose of commencing distribution of his Account (or, if applicable, his Retirement Sub-account). In the event a Member establishes an Education Sub-account pursuant to Article 9, he shall not be entitled to defer all or any portion of an Award into such a Sub-account after attaining the age which he has designated for the purpose of commencing distribution from that Sub-account.

                  (f) An Eligible Executive shall not be entitled to defer an Award if he is eligible to defer his award under another nonqualified program of deferred compensation maintained by an Affiliated Company.

         3.2      AMOUNT OF DEFERRAL:

                  (a) With respect to an Award identified in Section 1.4(i), prior to a Change of Control, in its sole discretion, the Committee may establish such maximum limit on the amount of Award an Eligible Executive may defer for a calendar year as the Committee deems appropriate. Such maximum limit shall appear on the Eligible Executive's Award Deferral Agreement for the year. Following a Change of Control, the Committee's decision is subject to the final approval of the Benefits Trust Committee.

                  (b) With respect to an Award identified in Section l.4(i), the minimum amount which an Eligible Executive may defer in any year shall be the lesser of $5,000 or the maximum amount determined under Section 3.2(a) above. If an Eligible Executive elects to defer less than this amount, his election shall not be effective.

                  (c) With respect to an Award identified in Section 1.4(ii), there shall be no minimum nor maximum amount of deferral allowed.

         3.3      CREDITING TO ACCOUNT:

                  (a) The amount of Award which an Eligible Executive has elected to defer for a calendar year shall be credited to his Account as of the Valuation Date coincident with or next following the date the Award would have been paid to the Eligible Executive. (b) An additional credit shall be made to the Account as of the Valuation Date described in Section 3.3(a) above, determined as if the amount of Award deferred had earned the same rate of return as the CSX Cash Pool Earnings Rate from the date the Award would have been paid until the Valuation Date it is credited to the Eligible Executive's Account. In lieu of the CSX Corporation Cash Pool Earnings Rate, the Committee may designate, prior to a Change of Control, from time to time, such other indices of investment performance or investment funds as the measure of investment performance under this Section 3.3(b). Following a Change of Control, the Committee's decision is subject to final approval of the Benefits Trust Committee.

                       ARTICLE 4. SALARY DEFERRAL PROGRAM

         4.1      FILING REQUIREMENTS:

                  (a) An individual who is an Eligible Executive immediately prior to the Effective Date may file a Salary Deferral Agreement with the Administrator, within such period prior to the Effective Date and in such manner as the Administrator may prescribe.

                  (b) An individual who becomes an Eligible Executive on or after the Effective Date may file a Salary Deferral Agreement with the Administrator during the calendar month he becomes an Eligible Executive, in such manner as the Administrator may prescribe.

                  (c) An Eligible Executive who fails to file a Salary Deferral Agreement with the Administrator as provided in Sections 4.1
         (a) and 4.1(b) may file a Salary Deferral Agreement in any subsequent month of December.

                  (d) An Eligible Executive who has not otherwise Filed a Deferral Agreement shall file a Salary Deferral Agreement under Sections 4. l(a) or 4. l(b), whichever applies, in order to receive the Matching Credits described in Section 4.5, provided that such agreement need not provide for Salary Deferrals.

         4.2 SALARY DEFERRAL AGREEMENT: An Eligible Executive's Salary Deferral Agreement shall authorize a reduction in his base pay with respect to his Salary Deferrals under the Plan. The Agreement shall be effective for payroll periods beginning on or after the later of: (a) the Effective Date; or
(b) the first day of the month following the date the Salary Deferral Agreement is filed with the Administrator in accordance with Section 4.1. Paychecks applicable to said payroll periods shall be reduced accordingly.

         4.3       AMOUNT OF SALARY DEFERRALS:

                  (a) On each Valuation Date following the effective date of an Eligible Executive's Salary Deferral Agreement, his Sub-accounts shall be credited with an amount of Salary Deferral, if any, for the payroll period ending thereon, as he elects in his Salary Deferral Agreement. Such Salary Deferral for any payroll period shall be determined as the sum of his Basic Salary Deferral for such payroll period determined under subparagraph (i) and his Additional Salary Deferral for such month, determined under subparagraph (ii) as follows:

                           (i) An Eligible Executive's Basic Salary Deferral shall be determined by multiplying his Compensation for a payroll period by the excess of his Salary Deferral Percentage over the percentage determined in subparagraph (ii) below

                           (ii) An Eligible Executive's Additional Salary Deferral shall be determined by multiplying his Compensation for a payroll period by a percentage determined as (A) the excess of his Salary Deferral Percentage over 15%, divided by (B) .85.

         provided, however, that no Basic Salary Deferral shall be made under this Plan for any payroll period unless the Eligible Executive is prevented from making elective deferrals under the Tax Savings Thrift Plan for such payroll period as a result of Section 402(g) and/or 401(k)(3) of the Code, and provided further that, for the payroll period in which such Basic Salary Deferral is first made, it shall be limited to the excess of the amount otherwise determined for such payroll period under Section 4.3(a)(i) over the Eligible Executive's elective deferrals under the Tax Savings Thrift

         Plan for such payroll period. If applicable, Additional Salary Deferrals shall be made for each payroll period of the year to which the Salary Deferral Agreement applies, without regard to whether the Eligible Executive makes elective deferrals under the Tax Savings Thrift Plan and without regard to any Basic Salary Deferrals under this Plan.

                  (b) An Eligible Executive shall not be entitled to make Salary Deferrals on or after attaining the age, if any, which he has designated under Section 6.1(c) or 6. l(d) for the purpose of commencing distribution of his Account (or, if applicable, his Retirement Sub-account). In the event a Member establishes an Education Sub-account pursuant to Article 9, he shall not be entitled to make Salary Deferrals into such Sub-account after attaining the age which he has designated for the purpose of commencing distribution from that Sub-account.

         4.4      CHANGING SALARY DEFERRALS:

                  (a) An Eligible Executive's election on his Salary Deferral Agreement of the rate at which he authorizes Salary Deferrals under the Plan shall remain in effect in subsequent calendar years unless he files with the Administrator an amendment to his Salary Deferral Agreement modifying or revoking such election. The amendment shall be filed by December 30 and shall be effective for payroll periods beginning on or after the following January 1.

                  (b) Notwithstanding Section 4.4(a), an Eligible Executive may, in the event of a severe financial hardship, request a suspension of his Salary Deferrals under the Plan. The request shall be made at a time and in a manner determined by the Administrator, and shall be effective as of such date as the Administrator prescribes. The Administrator shall apply standards, to the extent applicable, identical to those described in Section 6.3 in making its determination. The Eligible Executive may apply to the Administrator to resume his Salary Deferrals with respect to payroll periods beginning on or after the January 1 following the date of suspension, at a time and in a manner determined by the Administrator; provided, that the Administrator shall approve such resumption only if the Administrator determines that the Eligible Executive is no longer incurring such hardship. Notwithstanding the preceding, following a Change of Control, such action by the Administrator is subject to approval by the Benefits Trust Committee.

         4.5      CERTAIN ADDITIONAL CREDITS:

         On each Valuation Date, there shall be credited Matching Credits to the Retirement Sub-account(s) of an Eligible Executive determined as follows:

                  (a) For payroll periods prior to the inception of Basic Salary Deferrals hereunder, the greater of (b)(i) or (ii)

                  (b) For payroll periods during which Basic Salary Deferrals are effective, the greater of (i) or (iii), minus (iv), where

                           (i) is the employer matching contributions the Eligible Executive would have received under the Tax Savings Thrift Plan if the provisions of Sections 401(k)(3), 401(m)(9) and 415 of the Code had not applied to the Tax Savings Thrift Plan; and

                           (ii) is an amount determined as 3% of the Eligible Executive's additional Salary Deferrals; and

                           (iii) is the employer matching contributions the Eligible Executive would have received under the Tax Savings Thrift Plan if his deferrals under this Plan had been contributed to the Tax Savings Thrift Plan (in addition to those amounts actually contributed to that
                                    Plan), based on "Compensation" as defined in this Plan and as if the provisions of Sections 401(a)(17), 40l(k)(3), 401(m)(2),
                                    40l(m)(9) and 415 of the Code had not
                                    applied to the Tax Savings Thrift Plan; and

                           (iv) is the employer matching contributions made on his behalf for the applicable period to the Tax Savings Thrift Plan.

         No Matching Credits shall be credited to a Member's Education Sub-account.

                       ARTICLE 5. MAINTENANCE OF ACCOUNTS

         5.1      ADJUSTMENT OF ACCOUNT:

                  (a) As of each Valuation Date each Account (and, if applicable, each Sub-account) shall be credited or debited with the amount of earnings or losses with which such Sub-account would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Administrator and, if applicable, elected by the Member or former Member, for purposes of measuring the investment performance of his Sub-accounts.

                  (b) The Administrator shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of Accounts. The designation of any such investment funds or indices shall not require the Affiliated Companies to invest or earmark their general assets in any specific manner. The Administrator may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Members' or former Members' rights under Section 7.2.

                  (c) For purposes of Section 5. l(a), the portion of a Member's Retirement Sub-accounts attributable to Matching Credits shall be credited or debited with earnings or losses based upon the performance of "Fund E" (CSX Stock Fund) under the Tax Savings Thrift Plan.

                  (d) As of February 1, 1989, there shall be credited to the Account of each Eligible Executive who participated in the Supplemental Benefit Plan of Sea-Land Corporation and Affiliated Companies the amount of deferred compensation under that plan as of January 31, 1989 attributable to amounts credited under that plan for the purpose of restoring contributions to a defined contribution plan which were limited by Section 415 of the Code. Such amounts shall be treated as Salary Deferrals under the Plan, and unless transferred pursuant to Section 5.3(a), shall earn the same rate of return as the CSX Cash Pool Earnings Rate.

         5.2      INVESTMENT PERFORMANCE ELECTIONS:

                  (a) In the event the Administrator designates more than one investment fund or index of investment performance under Section 5.1, each Member and, if applicable, former Member, shall file an initial investment election with the Administrator with respect to the investment of his

         Salary Deferrals within such time period and on such form as the Administrator may prescribe. The election shall designate the investment fund or funds or index or indices of investment performance which shall be used to measure the investment performance of the Member's Salary Deferrals. The election shall be effective as of the beginning of the payroll period next following the date the election is filed. The election shall be in increments of 1%.

                  (b) In the event the Administrator designates more than one investment fund or index under Section 5.1, each Member shall file an initial investment election each calendar year in which he defers an Award with respect to the amount deferred. The election shall be made within such time period and on such form as the Administrator prescribes and shall be in increments of 1% of the amount deferred. The election shall be effective on the Valuation Date on which the amount determined is credited to the Member's Account. (c) A Member may not elect separate investment funds or indices of investment performance with respect to each Sub-account.

         5.3      CHANGING INVESTMENT ELECTIONS:

                  (a) A Member may change his election in Section 5.2(a) with respect to his future Salary Deferrals, no more than once each calendar quarter, by filing an appropriate written notice with the Administrator. The notice shall be effective as of the beginning of the first payroll period following the date the notice is filed with the Administrator.

                  (b) A Member or, if applicable, former Member may reallocate the current balance of his Retirement and/or Education Sub-accounts, thereby changing the investment fund or funds or index or indices of investment performance used to measure the future investment performance of his existing Account balance, by filing an appropriate written notice with the Administrator. Each Retirement or Education Sub-account may be reallocated separately. The election shall be effective as of the last business day of the calendar quarter following the month in which the notice is filed. No election under this Section 5.3(b) shall apply to the portion of a Member's Account attributable to Matching Credits.

         5.4      VESTING OF ACCOUNT: EACH MEMBER SHALL BE FULLY VESTED IN HIS
ACCOUNT.

         5.5 INDIVIDUAL ACCOUNTS: The Administrator shall maintain, or cause to be maintained, records showing the individual balances of each Account and each Sub-account. At least once a year, each Member and, if applicable, former Member shall be furnished with a statement setting forth the value of his Account and his Sub-accounts.

         5.6 ACTION FOLLOWING A CHANGE OF CONTROL: Following a Change of Control, any action taken by the Administrator pursuant to this Article 5 is subject to the approval of the Benefits Trust Committee.

                         ARTICLE 6. PAYMENT OF BENEFITS

         6.1      COMMENCEMENT OF PAYMENT:

                  (a) The distribution of the Member's or former Member's Account shall commence, pursuant to Section 6.2, on or after the occurrence of (i), (ii), (iii) or (iv) below, as designated by the Member as a Distribution Option election:

                           (i) the Member's termination of employment with the Affiliated Companies,

                           (ii) attainment of a designated age not earlier than age 59-1/2 (on or after January 1, 1995 age 50) nor later than age 70-1/2,

                           (iii)    the earlier of (i) or (ii) above, or

                           (iv)     the later of (i) or (ii) above.

                  In the event a Member elects either (ii) or (iii) above, he may not elect an age less than three years subsequent to his current age. If a Member elects to defer an Award identified in Section 1.4(ii) (a payment from the CSX Market Value Cash Plan), such deferral must extend the commencement of distribution beyond December 31, 2004. A Member or former Member shall not change his Distribution Option election of the designation of the event which entitles him to distribution of his Account, except as provided in Section 6.1(c) below; provided, however, no change in Distribution Option election shall be allowed if it results in changing the deferral of commencement of distribution of an Award identified in Section 1.4(ii) to a time before January I, 2005. For purposes of this Plan and particularly this
         Section 6.l(a), if the Member's employer is involved in a Divisive Transaction, the Member will not be considered to have terminated his employment with an Affiliated Company until his employment with his employer terminates.

                  (b) Effective January 1, 1995, a Member or former Member shall, pursuant to Section 6.9, be eligible to make a Distribution Option election of the designation of the event which entitles him to distribution of his Account in the event of a Change of Control. (c) A Member or former Member may change his Distribution Option election of the designation of the events which entitle him to distribution of his Account under Section 6.1 (a) and Section 6.l(b), as follows:

                           (i) A Member or former Member may make a request in writing to the Administrator to defer the Member's designated distribution event under
                                    Section 6.1 (a). The requests must be filed with the Administrator at least one year prior to when distribution would commence based on the current designation. The deferral requests must specify a distribution event described in Section 6.1
                                    (a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the date that is one year after the request is filed with the Administrator. If the Member's current distribution event will occur upon his termination of employment and the Member's employment terminates within one year after the deferral request is made, the deferral request shall not be effective. A deferral request under this Section 6.1(c)(i) shall not result in a forfeiture of the Member's or former Member's Account.

                           (ii) Notwithstanding Section 6.1(c)(i), a Member or former Member may change his designated distribution event under Section 6.1 (a) or 6.1(b), no more frequently than once in any calendar year, by filing with the Administrator an amendment to his Distribution Option election on or before December 30 (or the last preceding business day if December 30 is not a weekday). The change shall be limited to those events entitling a

                                    Member to a distribution that are described in Section 6.1(a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the last Valuation Date of the calendar year in which the change is filed. Unless the election complies with the requirements of Section 6.1(c)(i), or unless the provisions of
                                    Section 6.1(e) apply, an election under this
                                    Section 6.1(c)(ii) shall result in the
                                    forfeiture of five percent (5%) of the
                                    Member's or former Member's Account,
                                    determined as of the Valuation Date upon which the election is effective. If the Member or former Member changes the form in which his Account is to be distributed under
                                    Section 6.2(c)(ii) at the same time as he changes his designated distribution event under this Section 6.1(c)(ii), the combined forfeitures will be five percent (5%) of the Member's or former Member's Account, determined as of the Valuation Date upon which the election is effective.

                  (d)      Notwithstanding anything in this Section 6.1 or
         Article 9 to the contrary, a Member's Account shall be distributed upon his death.

                  (e) A Member may not change the designation of the event which entitles him to distribution of one or more Education Sub-accounts, except that a Member may transfer the entire amount in any Education Sub-account to one or more other Education Sub-accounts and one or more of his Retirement Sub-accounts, or any combination thereof, subject to a possible forfeiture of five percent (5%) of the Sub-account so transferred, as provided in Article 9.

                  (f) Notwithstanding the foregoing, prior to a Change of Control, the Corporation may delay payment of a benefit under this Plan to any Member who is determined to be among the top five most highly paid executives for the year the benefit under this Plan would otherwise be paid; provided, however, if a Member's payment is delayed, the benefit to which he is entitled will not decrease after the date it would otherwise be distributed.

                  (g) Notwithstanding the preceding, following a Change of Control, the authority to delay payment of a Member's or former Member's Account rests solely with the Benefits Trust Committee.

         6.2      METHOD OF PAYMENT:

                  (a) A Member's or former Member's Retirement Sub-account(s) shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment as soon as administratively practicable following the January 1 coincident with or next following the date the Member incurs the Distribution Option elected under Section 6.1 or his date of death, as the case may be. Matching Credits earned in respect to periods following the date of such distributable event shall be paid directly to the Member in cash as soon as practical. Notwithstanding the foregoing, a Member or former Member may make a Distribution Option election to receive distribution of his Account in semi-annual installments over a period not to exceed twenty (20) years. Installments shall be determined as of each June 30 and December 31 and shall be paid as soon as administratively practicable thereafter. Installments shall commence as of the July 1 or January 1 coincident with or next following the date the Member incurs the distributable event elected as a Distribution Option under Section 6.1, or as soon as administratively practicable thereafter. The amount of each installment shall equal the balance in the Account as of the Valuation Date of determination, divided by the number of remaining installments (including the installment being determined). The Distribution Option election shall be irrevocable except as provided in Section 6.2(c) below. If a Member or former Member dies before payment of the entire balance of his Account, the remaining balance shall be paid in a single sum to his Beneficiary as soon as administratively practicable following the January 1 coincident with or next following his date of death. (b) Effective January 1, 1995, a Member or former Member shall, pursuant to
         Section 6.9, be eligible to make a separate Distribution Option election of the form of payment of his Account in the event of a Change of Control.

                  (c) Notwithstanding Section 6.2(a) and Section 6.2(b), a Member or former Member may change the Distribution Option election of the form in which his Account is distributed, as follows:

                           (i) A Member or former Member may make a one-time request to the Administrator to change the form in which his Account is to be distributed under Section 6.2(a). A Member or former Member may also make a onetime request to change the form in which his Account is to be distributed under
                                    Section 6.2(b). The request must be filed in writing with the Administrator at least one year prior to when distribution would commence based on the current designation. The requests must specify a form of distribution described in Section 6.2(a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the date that is one year after the request is filed with the Administrator. If the Member's distribution event will occur upon his termination of employment and the Member's employment terminates within one year after the request is filed, the request shall not be effective. A request under this Section 6.2(c)(i) shall not result in a forfeiture of the Member's or former Member's Account.

                           (ii) Notwithstanding Section 6,2(cXD, a Member or former Member may change the form in which his Account is to be distributed under
                                    Section 6.2(a) or 6.2(b), no more frequently than once in any calendar year, by filing with the Administrator an amendment to his Distribution Option election on or before December 30 (or the last preceding business day if December 30 is not a weekday). The change shall be limited to those forms of distribution described in Section 6.2(a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the last Valuation Date of the calendar year in which it is filed. Unless the election complies with the requirements for a one-time request under
                                    Section 6.2(c)(i), or unless the provisions of Section 6.2(d) apply, an election under this Section 6.2(c)(ii) shall result in the forfeiture of five percent (5%) of the Member's or former Member's Account, determined as of the Valuation Date upon which the election is effective. If the Member or former Member changes his designated distribution event under this
                                    Section 6.2(c)(ii) at the same time as he changes the form in which his Account is to be distributed under Section 6.1(c)(ii), the combined forfeiture will be five percent (5%) of the Member's or former Member's Account, determined as of the Valuation Date upon which the election is effective.

                  (d) In the event the Member's Account consists of one or more Retirement Sub-accounts and one or more Education Sub-accounts, the provisions of this Section 6.2 shall apply exclusively to the Member's Retirement Sub-accounts. A Member may not change the form in which his Education Sub-accounts are distributed, except that a Member may transfer the entire amount in any Education Sub-account to one or more other Education Sub-accounts and one or more Retirement Sub-accounts, or any combination thereof, subject to a possible forfeiture of five percent (5%) of the Sub-account so transferred, as provided in Article 9.

         6.3 APPLICABILITY: In the event the Member's Account consists of one or more Retirement Sub-accounts and one or more Education Sub-accounts, the provisions of Sections 6.1 (a) and 6.1(c) and 6.2 shall apply exclusively to the Member's Retirement Sub-accounts.

         6.4 ACCOUNT ADJUSTMENT: The obligations of the Corporation or any of its affiliated corporations and the benefits due any Member, former Member, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto under the Benefits Assurance Trust or any similar trust or other vehicle.

         6.5      HARDSHIP WITHDRAWAL:

                  (a) While employed by the Participating Companies, a Member or former Member may, in the event of a severe financial hardship, request a withdrawal from his Account. The request shall be made in a time and manner determined by the Administrator, shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Administrator. (b) For purposes of this Section 6.5 financial hardship shall include:

                           (i) education of a dependent child where the Member or former Member shows that without the withdrawal under this Section the education would be unavailable to the child;

                           (ii) illness of the Member or former Member or his dependents, resulting in severe financial hardship to the Member or former Member;

                           (iii) the loss of the Member's or former Member's home or its contents, to the extent not reimbursable by insurance or otherwise, if such loss results in a severe financial hardship to the Member or former Member;

                           (iv) any other extraordinary circumstances of the Member or former Member approved by the Administrator if such circumstances would result in a present or impending critical financial need which the Member or former Member is unable to satisfy with funds reasonably available from other sources.

                  (c) Notwithstanding the preceding, following a Change of Control, any decisions or determinations by the Administrator under this Section 6.5 shall be subject to the approval of the Benefits Trust Committee.

         6.6 DESIGNATION OF BENEFICIARY: A Member or former Member may, at a time and in a manner determined by the Administrator, designate a beneficiary and one or more contingent beneficiaries

(which may include the Member's or former Member's estate) to receive any benefits which may be payable under this Plan upon his death. If the Member or former Member do not designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries do not survive the Member or former Member, such benefits shall be paid to the Member's or former Member's estate. A Member or former Member may revoke or change any designation made under this Section 6.6 in a time and manner determined by the Administrator.

         6.7 SPECIAL DISTRIBUTION RULES: Notwithstanding anything to the contrary in this Plan, if (a) a Member or former Member becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his employment is terminated by an Affiliated Company on account of actions by the Member Which are detrimental to the interests of the Affiliated Company, or (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company, then the Administrator may, in its sole discretion, pay the Member or former Member a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Member or former Member becomes an owner, director or employee of a competitor, his termination of employment or the Administrator's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Member or former Member under this Plan.

         6.8 STATUS OF ACCOUNT PENDING DISTRIBUTION: Pending distribution, a former Member's Account (and, if applicable, a former Member's Sub-accounts) shall continue to be credited with earnings and losses as provided in Section
5.1. The former Member shall be entitled to change his investment elections under Section 5.3 or apply for Hardship withdrawals under Section 6.5 to the same extent as if he were a Member of the Plan. In the event of the death of a Member or former Member, his Sub-accounts shall be credited with earnings and losses as if the Sub-accounts had earned the same rate of return as the CSX Corporation Cash Pool Earnings Rate or, in the sole discretion of the Administrator, the rate of return of such other index of investment performance or investment fund which may be designated by the Administrator as a measure for investment performance of Members' or former Members' Accounts (and, if applicable, their Sub-accounts), commencing with the Valuation Date coincident with or next following the Member's or former Member's date of death.

         6.9 INSTALLMENTS AND WITHDRAWALS PRO-RATA: In the event of an installment payment or hardship withdrawal, such payment or withdrawal shall be made on a pro-rata basis from the portions of the Member's or former Member's existing Account balance which are subject to different measures of investment performance. In the event of a hardship withdrawal, the withdrawal shall be made on a pro-rata basis from all of the Member's or former Member's Sub-accounts.
6.10 Change of Control:

         6.10     CHANGE OF CONTROLS:

                  (a) If a Change of Control has occurred, the Corporation and Participating Companies shall contribute to the Trust within 7 days of such Change of Control, a lump sum payment equal to the greater of
         (i) the aggregate value of the amount each Member or former Member would be eligible to receive (determined under (b) below) as of the latest Valuation Date coinciding with or preceding the date of Change of Control or (ii) the amount determined under Section l(h) of the Trust attributable to liabilities relating to the Plan to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this
         Section 6.10 shall be determined by the Independent Accountants after consultation with the entity then maintaining the Plan's records, and shall be projected, if necessary, to such Valuation Date from the last valuation of Members' or former Members' Accounts for which information is readily available. Thereafter, the Independent Accountants shall annually determine as of a

         Valuation Date for each Member or former Member not receiving a lump sum payment pursuant to subsection (b) below the value of each Member or former Member's Accounts. To the extent that the value of the assets held in the Trust relating to this Plan do not equal the aggregate amount described in the preceding sentence, at the time of the valuation, as determined by the Independent Accountants, the Corporation and Participating Companies shall make a lump sum contribution to the Trust equal to the difference.

                  (b) In the event a Change of Control has occurred, the trustee of the Trust shall, within 45 days of such Change of Control, pay to each Member or former Member not making an election under (c) below, a lump sum payment equal to the value of the Member's or former Member's Accounts (determined under Article 5) as of the Valuation Date coinciding with or next preceding the date of such Change of Control. The amount of each Member's or former Member's lump sum payment shall be determined by the Independent Accountants after consultation with the entity then maintaining the Plan's records, and shall be projected, if necessary, to such Valuation Date from the last valuation of Member's or former Member's Accounts for which information is readily available.

                  (c) Each Member or former Member may elect in a time and manner determined by the Administrator, but in no event later than December 31, 1996, or the occurrence of a Change of Control, if earlier, to have amounts and benefits determined and payable under the terms of the Plan as if a Change of Control had not occurred. New Members of the Plan may elect in a time and manner determined by the Administrator, but in no event later than 90 days after becoming a Member, to have amounts and benefits determined and payable under the terms of the Plan as if a Change of Control had not occurred. A Member or former Member who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Change of Control shall be invalid.

                  (d) Notwithstanding anything in the Plan to the contrary, each Member or former Member who has made an election under (c) above may elect within 90 days following a Change of Control, in a time and manner determined by the Benefits Trust Committee, to receive a lump sum payment calculated under the provisions of (b) above determined as of the Valuation Date next preceding such payment, except that such calculated amount shall be reduced by 5% and such reduction shall be irrevocably forfeited by the Member or former Member. Furthermore, as a result of such election, the Member or former Member shall no longer be eligible to participate or otherwise benefit from the Plan. Payments under this subsection (d) shall be made not later than 7 days following receipt by the Corporation of a Member's or former Member's election. The Benefits Trust Committee shall, no later than 7 days after a Change of Control has occurred, give written notification to each Member or former Member eligible to make an election under this subsection (d), that a Change of Control has occurred and informing such Member or former Member of the availability of the election.

                           ARTICLE 7. AMENDMENT OR TERMINATION

         7.1      RIGHT TO TERMINATE:

                  (a) Prior to a Change of Control, the Board may, in its sole discretion, terminate this Plan and the related Deferral Agreements at any time. Following a Change of Control, this Plan may not be terminated without the approval of the Benefits Trust Committee.

                  (b) Prior to a Change of Control, the Committee may terminate an Affiliated Company's participation as a Participating Company in this Plan for any reason at any time. Following a Change of Control, an Affiliated Company may not be terminated from participation as a Participating Company without the consent of the Benefits Trust Committee.

                  (c) Prior to a Change of Control, an Affiliated Company's board of directors may terminate that Affiliated Company's participation as a Participating Company for any reason at any time. Following a Change of Control, an Affiliated Company's participation as a Participating Company may not be terminated without the consent of the Benefits Trust Committee.

                  (d) In the event the Plan and related Deferral Agreements are terminated, each Member, former Member and Beneficiary shall receive a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Member, former Member or Beneficiary under this Plan.

         7.2 RIGHT TO AMEND: Prior to a Change of Control, the Board may, in its sole discretion, amend this Plan and the related Deferral Agreements on 30 days prior notice to the Members and, where applicable, former Members. Following a Change of Control, all amendments to this Plan are subject to the approval of the Benefits Trust Committee. If any amendment to this Plan or to the Deferral Agreements shall adversely affect the rights of a Member or former Member, such individual must consent in writing to such amendment prior to its effective date. If such individual does not consent to the amendment, the Plan and related Deferral Agreements shall be deemed to be terminated with respect to such individual and he shall receive a single sum payment of his Account as soon thereafter as is practicable. Notwithstanding the foregoing, the Administrator's change in any investment funds or investment index under Section 5.1(b) or the restriction of future deferrals under the salary deferral program or award deferral program shall not be deemed to adversely affect any Member's or former Member's rights.

         7.3 UNIFORM ACTION: Notwithstanding anything in the Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements must be taken in a uniform and nondiscriminatory manner. Notwithstanding the preceding, any such action taken by the Administrator following a Change of Control is subject to the approval of the Benefits Trust Committee.

                         ARTICLE 8. GENERAL PROVISIONS

         8.1 NO FUNDING: Nothing contained in this Plan or in a Deferral Agreement shall cause this Plan to be a funded retirement plan. Neither the Member, former Member, his beneficiary, contingent beneficiaries, heirs or personal representatives shall have any right, title or interest in or to any funds of the Trust or the Affiliated Companies on account of this Plan or on account of having completed a Deferral Agreement. The assets held in the Trust shall be subject to the claims of creditors of the Corporation, and the Trust's assets shall be used to discharge said claims in the event of the Corporation's insolvency. Each

Member or former Member shall have the status of a general unsecured creditor of the Affiliated Companies and this Plan constitutes a mere promise by the Affiliated Companies to make benefit payments in the future.

         8.2 OBLIGATION: To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Plan shall be joint and several.

         8.3 NO CONTRACT OF EMPLOYMENT: The existence of this Plan or of a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Member and an Affiliated Company. The Affiliated Companies reserve the right to modify an Eligible Executive's or Member's remuneration and to terminate an Eligible Executive or a Member for any reason and at any time, notwithstanding the existence of this Plan or of a Deferral Agreement.

         8.4 WITHHOLDING TAXES: All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding and payroll tax requirements.

         8.5 NONALIENATION: The right to receive any benefit under this Plan may not be transferred, assigned, pledged or encumbered by a Member, former Member, beneficiary or contingent beneficiary in any manner and any attempt to do so shall be void. No such benefit shall be subject to garnishment, attachment or other legal or equitable process without the prior written consent of the Affiliated Companies. Notwithstanding the preceding, following a Change of Control, the Administrator shall not implement such action without the consent of the Benefits Trust Committee.

         8.6      ADMINISTRATION:

                  (a) Prior to a Change of Control, the Administrator of the Plan shall be responsible for the general administration of the Plan, claims review, and for carrying out its provisions. Administration of the Plan shall be carried out consistent with the terms and conditions of the Plan.

                  (b) Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Administrator.

                  (c) The Administrator shall have sole and absolute discretion to interpret the Plan, determine eligibility for and benefits due hereunder. Decisions of the Administrator regarding benefits under the Plan shall at all times be binding and conclusive on Members, their beneficiaries, heirs and assigns. Notwithstanding the preceding, following a Change of Control, final benefit determinations for Members, their beneficiaries, heirs and assigns and decisions regarding benefit claims under the Plan shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.


                  (d) Prior to paying any benefit under this Plan, the Administrator may require the Member or former Member, beneficiary or contingent beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Administrator may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness. The Administrator shall provide adequate notice in writing to any Member, former Member, beneficiary or contingent beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Member, former Member, beneficiary or contingent beneficiary for a full and fair review by the Administrator of its decision denying the claim. The Administrator's decision on any such review shall be final and binding on the Member, former Member, beneficiary or contingent beneficiary and all other interested persons. All acts and decisions of the Administrator shall be final and binding upon all Members, former Members, beneficiaries, contingent beneficiaries and employees of the Affiliated Companies. Notwithstanding the preceding, following a Change of Control, any and all decisions by the Administrator are subject to the approval of the Benefits Trust Committee.

                  (e) Prior to a Change of Control, the Committee in its sole discretion and upon such terms as it may prescribe, may permit any company or corporation directly or indirectly controlled by the Corporation to participate in the Plan. After a Change of Control, such permission must be approved by the Benefits Trust Committee.

         8.7      CONSTRUCTION:

                  (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by federal law.

                  (b) The masculine pronoun means the feminine wherever appropriate.

                  (c) The captions inserted herein are inserted as a matter of convenience and shall not affect the construction of the Plan.

                        ARTICLE 9. EDUCATION SUB-ACCOUNTS

         9.1      EDUCATION SUB-ACCOUNTS:

                  (a) Notwithstanding any provision of this Plan to the contrary, with respect to amounts deferred under Salary Deferral Agreements and Award Deferral Agreements effective on or after December 31, 1990, a Member may direct the Administrator to establish a separate sub-account in the name of one or more of:

                           (i)      each of the Member's children,

                           (ii) each of the Member's brothers, sisters, their spouses, the Member's spouse, or

                           (iii) each of the foregoing's lineal descendants, for the payment of their expenses directly or indirectly arising from enrollment in a college, university, another post-secondary institution of higher learning or a secondary educational institution. Each sub-account established pursuant to this
                                    Section 9.1(a) shall be referred to as an "Education Sub-account."

                  (b) The Member may instruct the Administrator to allocate all or a portion of any amount deferred under an Award Deferral Agreement in respect to an Award granted after December 31, 1990 to one or more of the Education Sub-accounts established pursuant to Section 9.1(a).

                  (c) A Member may instruct the Administrator to allocate all or any portion of the amount he defers for periods commencing after December 31, 1990 pursuant to his Salary Deferral Agreement to one or more of the Education Sub-accounts established pursuant to
         Section 9.l(a).

                  (d) Any elections pursuant to Sections 9.1 (a) and 9.1(b) shall be made in whole percentages.

                  (e) No Matching Credits shall be allocated to any Education Sub-account.

         9.2      DISTRIBUTION OF EDUCATION SUB-ACCOUNTS:

                  (a) Amounts allocated to one or more of a Member's Education Sub-accounts shall be distributed to the Member upon the attainment of the certain age of the Member, specifically designated by the Member for this purpose with regard to that Sub-account.

                  (b) A Member or former Member may transfer the entire amount but not less than that amount in any Education Sub-account to one or more other Education Sub-accounts, a Retirement Sub-account, or any combination thereof, by filing the appropriate form or forms with the Administrator not later than the last business day of the calendar year preceding the calendar year in which distribution of that Education Sub-account was to begin; provided, however, if such transfer accelerates the timing of the payment to the Member, there shall be a forfeiture of five percent (5%) of the Member's or former Member's Sub-account so transferred, determined as of the Valuation Date upon which the transfer is effective. In no event may a Member transfer all or any portion of the amount in a Retirement Sub-account to his Education Sub-accounts. Except as provided in this Section 9.2(b) or 9.2(c) below, a Member or former Member may not change the time or form of distribution of his Education Sub-accounts.

                  (c) In the event that the individual for whom an Education Sub-account is established dies while funds remain in that Sub-account, a Member or former Member may transfer without penalty the entire amount but not less than that amount in that Sub-account in accordance with the provisions of (i) or (ii) below:

                           (i)      to one or more existing Education
                                    Sub-accounts and/or a new Education
                                    Sub-account established in accordance with the provisions of Section 9.1 hereof; or

                           (ii)     to a Retirement Sub-account.

         If a Member or former Member elects to transfer funds in accordance with (ii) and he has not previously established a Retirement Sub-account, such a Sub-account shall be established automatically and the Member or former Member promptly thereafter will be required to execute an amendment to his Deferral Agreement which shall specify the option under Section 6.1 (a) which will entitle him to distribution of the Retirement Sub-account and the form of distribution under Section 6.2(a).

                  (d) A Member's or former Member's Education Sub-accounts shall be distributed to him, or in the event of his death to his Beneficiary, in a cash single sum payment as soon as administratively practicable following the January 1 coincident with or next following the date the Member incurs the distributable event or events elected under Section 9.2(a) or his date of death, as the case may be. Notwithstanding the foregoing, a Member or former Member may elect to receive distribution of one or more of his Education Sub-accounts in semi-annual installments over a period not to exceed six (6) years. Installments shall be determined as of each June 30 and December 31 and shall be paid as soon as administratively practicable thereafter. Installments shall commence as of the June 30 or December 31 coincident with or next following the date the Member incurs the distributable event elected under Section 9.2(a) with regard to a Sub-account, or as soon as administratively practicable thereafter. The amount of each installment shall equal the balance in the applicable Education Sub-account as of the Valuation Date of determination, divided by the number of remaining installments (including the installment being determined). If a Member or former Member dies before payment of the entire balance of all of his Education Sub-accounts, the remaining balance or balances, as the case may be, shall be paid in a single sum to his Beneficiary as soon as administratively practicable following the January 1 coincident with or next following his date of death.

         9.3 CONSTRUCTION: To the extent any provision in this Article 9 is inconsistent with any other provision of this Plan, the provisions in
         Article 9 shall govern.

                                    AMENDMENT

          SUPPLEMENTARY SAVINGS AND INCENTIVE AWARD DEFERRAL PLAN FOR ELIGIBLE EXECUTIVES OF CSX CORPORATION AND AFFILIATED COMPANIES

    Pursuant to Section 7.2 of the Supplementary Savings and Incentive Award Deferral Plan for Eligible Executives of CSX Corporation and Affiliated Companies, as Amended and Restated Through February 14, 2001 (the "Plan"), the Plan is amended effective February 7, 2003 as follows:

         Section  6.7 is amended to read as follows:

                  "Notwithstanding anything to the contrary in the Plan, if (a) a Member or former Member becomes the owner, director or employee of a competitor of the Affiliated Companies; (b) his employment is terminated by an Affiliated Company on account of actions by the Member which are detrimental to the interests of the Affiliated Company; (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company; or (d) is required to divest his or her interest under the Plan under applicable law, regulation or rules, then the Administrator may, in its sole discretion, pay the Member or former Member a single sum payment equal to the balance in his Account. In such event, the single sum payment shall be made as soon as practicable following the date the Member or former Member or is affected by one of the circumstances described in this
                  Section 6.7 and such payment shall be in lieu of all other benefits which may be payable to the Member or former Member under this Plan."